UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 5, 2017

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2017, the Board of Directors (the “Board”) of MEDITE Cancer Diagnostics, Inc. (the “Company”) held a meeting whereby David E. Patterson informed the Board of his decision to retire as Chief Executive Officer of the Company, and resign his position as Chairman of the Board and Board member of the Company, all effective immediately. Mr. Patterson shall receive three (3) equal monthly payments with each payment being equal to his monthly salary, and all future restricted stock grants in the amount of 166,667 shares pursuant to his employment agreement shall fully vest as of January 1, 2018, and be issued in consideration for assisting the Company through a transition period.

Thereafter, Stephen Von Rump was appointed by a unanimous vote of the Board to the position of Chief Executive Officer of the Company upon the same terms and conditions as his current employment, to serve until his resignation or removal.

The Board thereafter, by unanimous consent, appointed current Board member, William Austin Lewis IV, to the position of Chairman of the Board of Directors of Company to serve until such time as his removal or resignation.

Item 9.01
Financial Statements and Exhibits

Exhibit No. Description

99.1
Press Release
99.2
Resignation Letter of David E. Patterson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: November 7, 2017	By:	/s/ Stephen Von Rump
Stephen Von Rump
Chief Executive Officer